Q1 2021

Letter to Shareholders: Q2 2021 2 Key quarterly metrics:

Letter to Shareholders: Q2 2021 3 Dear shareholders: Through the second quarter of 2021, we continued to execute on our founding premise that machine learning and technology will fundamentally improve the insurance industry. We are optimistic about the future as we leverage better product and technology to create superior pricing, customer ease, and fairness. In the second quarter, we met expectations on the top line but experienced challenges in loss ratio and the cost of certain performance marketing channels similar to others in the industry. The first quarter post COVID-19 vaccinations brought large environmental factors including increased claims frequency and used car prices that impacted our loss results. Our bottom-line results were also impacted by industry-wide increased cost and competition in the performance marketing channel. Although these factors introduced short-term volatility in our results, we remain proud of our continued expansion and distribution strategy going forward. We are improving our technology and underwriting rapidly and have more conviction in our business model than ever before. In the last quarter we shipped improvement in our industry-leading telematics and data science capabilities, materially advancing both with the release of our latest model, UBI 4.0. This quarter we were excited to welcome Anirban Kundu to the Root team as Chief Technology Officer. Anirban brings over two decades of engineering and deep technical experience building and leading teams achieving high-scale growth. He was most recently at Postmates as SVP of Engineering leading up to Uber’s acquisition of the company. We also welcomed Michele Streitmatter as Chief People and Organizational Effectiveness Officer. She brings extensive experience in human resources, operations management, and customer success and was most recently Chief Transformation Officer at Greenway Health. We continue to invest in our clean technology stack that allows us to deliver an unparalleled customer experience while remaining nimble, hungry, and committed to pursuing new opportunities that build on our technology advantage—enabling us to achieve profitability and create shareholder value as our book of business matures. Carvana Our path to differentiated customer acquisition starts with our top-performing customer acquisition channel: strategic partnerships. We’re thrilled to announce today the expansion of our partnership with Carvana, another company revolutionizing their industry using data, technology, and a digital focus. We’ve worked together for nearly a year with strong results, and recognized alignment in culture, team, customer focus,

Letter to Shareholders: Q2 2021 4 and platform. We are now partnering exclusively to develop an insurance solution that goes beyond what any other carrier or aggregator has done before, empowering Carvana to offer personalized, bindable quotes integrated into the car buying experience. We believe the partnership will be accretive in multifaceted ways: by driving scalable customer acquisition at attractive costs and with improved customer characteristics and lifetime value. It will enable us to connect with customers at the point of sale to deliver a transformational, vertically integrated customer experience. Product development and integration will begin immediately. Stay tuned for the details. As a technology company with a full stack insurance carrier, Root is uniquely positioned to fulfill Carvana customers’ auto insurance needs. Our ability to build an embedded insurance offering for customers at point of sale creates a natural onboarding experience with a compelling value proposition that we believe will drive meaningful uptake with an attractive customer profile and acquisition cost. Over time, we expect our relationship with Carvana to drive a significant long-term competitive advantage and value creation for shareholders. In connection with today’s announcement, Carvana will invest approximately $126 million of primary capital in Root, which equates to an ownership interest of approximately 5% on a fully diluted basis as of today, underscoring their commitment to the partnership. Our partnership with Carvana sets the stage for the next level of evolution of auto ownership.

Letter to Shareholders: Q2 2021 5 Q2 2021 highlights: All figures are compared to Q2 2020 unless otherwise stated: • Direct Written Premium increased 24% to $177 million • Direct Earned Premium increased 19% to $181 million; Direct Earned Premium from seasoned states increased to 77% • Renewal premium % of Direct Earned Premiums increased 8 points to 59% • Direct Loss Ratio increased 20 points to 90% • Direct Accident Period Loss Ratio increased 22 basis points to 88%, representing a 23-basis point improvement compared to Q2 2019 • Gross Profit decreased by $20 million to a gross loss of ($4) million • Direct Contribution decreased by $26 million, to ($4) million

Letter to Shareholders: Q2 2021 6 We’ll now provide highlights of the performance of each of our key business drivers: Growth, Product/Customer Experience and Underwriting, as well as insight into the opportunities we are focusing on to add value and further strengthen our business in the months and quarters ahead. Growth In the second quarter Root continued to drive strong top-line growth. On a year-over-year basis, Direct Written Premium increased 24% and Policies in Force increased 13%. Expanding the universe of consumers whose auto insurance needs we can fulfill is a key driver of our growth. In the second quarter, we grew our addressable market through market expansion and the rollout of UBI 4.0. Market expansion We continue to make progress on state expansion. During the second quarter we entered our 31st state, Wisconsin, making the Root experience available to the state’s 4.3 million drivers. We expect to continue to grow our geographic footprint, as we work with regulators to expand the Root product nationally. The launch of Washington State, which is expected to take place by year-end, is an example of how our data enables us to be nimbler than competitors. In April, the Washington State Insurance Commissioner announced a ban on the use of credit score in setting auto insurance rates. Drawing on our telematics and data science capabilities, we were able to re-prioritize our entrance into the state and move from research to filing in less than two months, an unprecedently fast pace. Our clean technology stack and aligned belief with the Washington Insurance Department of the inherent bias of using credit score as a pricing variable enabled our speed to market. As incumbent carriers scramble to adjust pricing models, we will be able to enter the disrupted Washington market with a pricing model that reflects the elimination of credit score across all variables while offering a best-in-class auto insurance solutions to consumers. We see a future where bias is consistently eliminated from car insurance and feel that we are the best positioned to win in this future.

Letter to Shareholders: Q2 2021 7 UBI 4.0 This quarter we rolled out UBI 4.0, our updated telematics model, leveraging 3x more distinct accounts and 2.2x more premium volume than UBI 3.14. This model demonstrates how the predictive power continues to rapidly improve to ultimately build the best underwriting function in the industry, powered by data and technology. This allows us to give the best drivers the rates they deserve while creating a better book of business. Compared with UBI 3.14, we project that our new model will result in: • 20% improvement in identifying extreme risk • 30% improvement in predicting loss costs • Increased ability to refine predictive factors including hard braking, lane changes and distracted driving • Identification of increased conversion opportunity within current segments • Identification of new segments for expansion in which Root can be competitive • Enable a telematics-based quote with less input data, widening the funnel for telematics eligibility UBI 4.0 was first rolled out with Root’s April entrance into Wisconsin. By the end of the second quarter, UBI 4.0 was deployed in 12 states and we have added an additional 4 through the end of July, translating to roughly 55% of new business currently quoted on this model. Product/customer experience Root believes in creating products that enable us to meet customers where they are with the easiest, most seamless experience. Our clean technology and data science platform enables us to provide our customers with a tailor-made experience through a flexible, transparent and streamlined product. Through improved pricing and underwriting sophistication and a better understanding of needs, we are developing products that utilize our telematics to drive better customer satisfaction and retention. Our ability to meet and connect with customers enables Root to identify and quickly respond to industry trends and provides us with a unique platform to cater to potential partners. We know the end-to-end carrier experience is an advantage over non-carrier options in this market. Our ability to control the purchasing experience and show a bindable quote makes Root the best positioned to serve potential partner’s needs as we're able to develop highly customizable solutions for each partners’ customers.

Letter to Shareholders: Q2 2021 8 Claims experience We also meeting our customers where they are when they need to file a claim. Building the best claims experience for our customer remains a focus and priority for Root. We are leveraging our technologies to hand over more control of the claims process to customers through the integration of products that provide clear guidance at the time of an accident. Currently, roughly 17% of claims are closed within 24 hours, multiples better than the industry average. Getting our customers back on the road as quickly as possible is good for business because it creates a positive customer experience while containing our claims expense. Root continues to develop an autonomous claims experience supporting both the simplest claims with quick, human-less estimates and advancing automation technology on more complex claims. Customer acquisition We continue to grow customer awareness of Root through investment in both brand campaigns and traditional marketing. Leveraging proprietary data science and technology to test and invest in new, cost-efficient channels will increasingly enable us to attract our target customers and optimize spend. In the second quarter, customer acquisitions learnings drove investment and positive returns from TV, YouTube and direct mail channels. Root recently hired two new Vice Presidents of Marketing. David Drotos, an experienced insurance industry marketing executive, will lead Root’s integrated marketing team, while Geoff Klapisch, former Head Director of Mass Media for Chewy, will lead mass media and lifecycle marketing. We believe that continued diversification of our marketing channels will drive sustainable, long-term, profitable growth and provide attractive returns for our shareholders. This quarter, competition and cost for space in performance marketing channels increased significantly, resulting in unacceptably low returns on our investments in those channels. As we position Root for long-term success, we are conscious of bringing the right risks onto our books at the right cost. With the significant increase in online ad pricing this year we have decided to significantly reduce our spend in the performance marketing channel. This positions us to more efficiently deploy your capital over the long term and underscores the importance of our technology-driven distribution strategy.

Letter to Shareholders: Q2 2021 9 Distribution channels Developing the partnership channel continues to be an area of sharp focus for Root because of the enormous, untapped opportunity it represents. Our technology platform enables us to develop a fully integrated experience and offer a bindable auto insurance quote that can be seamlessly embedded in our partners’ platforms, driving growth at attractive economics for both Root and our partners. We can highly customize this experience depending on the partner’s customer journey–truly meeting customers where they are with the product they need. Our relationship with Carvana is a transformational step forward in demonstrating the value Root’s technology and platform can bring to the partnership channel, and we expect to grow additional partnerships in the quarters ahead. We are creating an experience that binds and bundles auto insurance at the point of sale, meeting customers where they are with a fully integrated product—an end-to-end carrier experience with a clean technology stack that Root can uniquely offer. We look forward to sharing the progress we are making in developing our partnership channel in the months and quarters ahead. We recognize that some consumers prefer a human element when making significant purchases. We believe our technology can augment human-driven experiences to be faster and simpler, giving these customers a peace of mind and a better experience through technology. To do this, we are scaling our internal sales agent program and piloting a program to provide our product through independent licensed agents. Offering the human touch widens the funnel to more good drivers that can benefit from Root’s technology and enables another connection point with potential customers. Underwriting (or the “insur” in insurtech) Core to Root’s founding premise, we are levering data and technology to create a better underwriting engine. To fully execute on this vision requires a marriage of insurance and technology. We take a data science and technology approach to underwriting by building an infrastructure that drives a cycle of improving pricing accuracy. As these improvements build, we believe the meaningful benefits and advantages our telematics provide will become even more apparent in the economics of our business. Root’s pricing architecture is built on our clean technology stack. We have created a loss and premium data set that can be updated with real-time information with the click of a button, giving our data scientists self-service tools that bridge the gap between research and production to quickly implement change. These capabilities have enabled us to take rate action early and proactively react to changing environments.

Letter to Shareholders: Q2 2021 10 We have seen the benefit of scaling our data sets and improving pricing algorithms resulting in better segmentation of risk. Retention among the best 25% of drivers is increasing while it is simultaneously decreasing among the worst 25% of drivers. This validates our model and gives us confidence that we will be able to attract and retain a better mix of drivers over time. Looking ahead, our predictive power will continue to improve as we rollout of UBI 4.0 in more geographies and develop new and even more predictive data science-driven telematics and pricing models.

Letter to Shareholders: Q2 2021 11 As we get better at segmenting risk, we get better at offering attractive prices for good drivers, creating satisfied and loyal customers. Currently, our total direct loss ratio reflects the relatively high mix of new versus renewal business when compared with the overall industry, as well as business coming from states that have not yet had time to season or benefit from UBI and more data rich loss cost models. Over time, we expect our book of business will mature as renewals grow as a percentage of our total premium base, and more of our states become seasoned as illustrated in the chart below. This quarter, our accident period loss ratio increased 22 points to 88% compared with Q2 2020, though improved 23 points compared with Q2 2019 (pre-COVID impact). As noted in the Q2 highlights, the year-over-year increase was primarily driven by 16 points of severity and 11 points of frequency as inflationary pressures increased costs for repairs and used vehicles and miles driven rose to above pre-pandemic levels, partially offset by rate increases that earned in during the period. The speed of loss cost trend acceleration has surprised the entire industry. While uncertainty remains around the ongoing impact from these variables, we believe that the underwriting actions that we are taking and ability to update our loss cost model frequently, in addition to continued planned rate action, are allowing Root to react quickly. Over the past 6+ years we have learned a great deal about how to best operate in the fluid, auto insurance market. This experience, coupled with the backbone of our clean technology stack, enables Root to recognize and quickly react to shifting market trends and sets us up to win in the insurance business over the long-term.

Letter to Shareholders: Q2 2021 12 Guidance In response to the current industry dynamics impacting loss ratios and marketing expenses, we continue to take active steps to reduce our customer acquisition costs and operating losses and ensure we have the flexibility to invest in and grow our business. As part of those efforts, we are building out our embedded insurance offering with Carvana and other future partners, expanding our telematics-driven agent platform, further refining our underwriting and telematics models, seasoning more states, and responsibly expanding into new states. Over the long-term, we expect these changes to drive significant improvements in our operating profitability and accelerate growth. As a result, we are revising our top-line and profitability guidance for 2021. We now expect Direct Written Premium growth for Q3 in the low to mid-single digits and a year-over-year decline in Q4. Also, on a year-over-year basis, we expect Direct Earned Premium and GAAP Revenues to grow high single to low double digits in Q3 followed by a decline in Q4. Looking ahead to 2022, we currently expect declines in top-line measures as we lap periods of high growth and significantly higher marketing spend while we prioritize building out new channels at lower spend. We expect Direct Contribution to be in a modest loss position in the near-term as we make pricing adjustments to match the current loss environment across the industry. We expect quarterly Operating Loss to stay elevated in Q3 2021, then materially decline in Q4 2021 as we focus on our most efficient marketing channels, resulting in a full year operating loss in line to be slightly unfavorable to the high end of our initial outlook range of ($555) million.

Letter to Shareholders: Q2 2021 13 Noteworthy is that our updated guidance does not include any impact from the exclusive partnership with Carvana we announced today. Looking ahead Through our focused investments in engineering and data science we have progressed on our vision to build a transformational customer experience and groundbreaking operating system for the next generation of insurance. Joining forces with Carvana supercharges these efforts. We will continue to successfully execute against our plan to build differentiated products that are better for customers while growing the company into a profitable, disruptive force in the insurance industry. Root has an industry defining platform that is built to last. Thank you for your continued support. Alex Timm Daniel Rosenthal Co-Founder & CEO CFO

Letter to Shareholders: Q2 2021 14 Non-GAAP financial measures This letter and statements made during the above referenced webcast may include information relating to Adjusted Gross Profit (Loss) and Direct Contribution, which are "non-GAAP financial measures." These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted Gross Profit (Loss) and Direct Contribution should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt level, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We have not reconciled Adjusted Gross Profit (Loss) and Direct Contribution outlook to GAAP Gross Profit (Loss) because we do not provide an outlook for GAAP Gross Profit (Loss) due to the uncertainty and potential variability of factors used to calculate GAAP Gross Profit (Loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Gross Profit (Loss).

Letter to Shareholders: Q2 2021 15 For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” below.

Letter to Shareholders: Q2 2021 16 Forward-looking statements This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions and involve risks and uncertainties. These include, but are not limited to, statements regarding: • Our expected financial results for 2021 • Our ability to retain existing customers, acquire new customers and expand our customer reach • Our ability to remove the use of credit score from our rating variables no later than 2025 • Our expectations regarding our future financial performance, including Total Revenue, Gross Profit, Adjusted Gross Profit, Direct Contribution, Direct Loss Ratio, marketing costs and costs of customer acquisition, direct LAE ratio, quota share levels and expansion of our renewal premium base • The impact of the COVID-19 pandemic on our business and financial performance • Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states, including into Washington State by the end of the year • Our ability to transfer 70% of our premiums and related losses to reinsurers, while also gaining a 25% commission on written premium to offset some of our up-front and ongoing costs in the future • The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data • Our ability to materially improve retention rates • Our ability to release new products and features and the timing and effectiveness of those releases, including our new Algorithm Version 4.0 • Our ability to underwrite risks accurately and charge profitable rates • Our ability to drive improved conversion and decrease the costs of customer acquisition with improved customer characteristics • Our ability to operate a “capital-light” business and obtain and maintain reinsurance contracts • Our ability to realize economies of scale and grow margins • Our ability to expand our distribution channels through additional partnership relationships, digital media, and referrals • Our ability to protect our intellectual property and any costs associated therewith • Our ability to expand domestically and internationally • Our ability to build an embedded insurance offering • Our ability to drive a significant long-term competitive advantage through our partnership with Carvana

Letter to Shareholders: Q2 2021 17 • Our ability to deliver a vertically integrated customer experience • Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention • Our ability to develop an autonomous claims experience • Our ability to take rate action early and react to changing environments Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s Registration Statement on Form S-1 or 2020 Annual Report on Form 10-K or Q2 2021 Form 10-Q at http://ir.joinroot.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. We assume no obligation to update such statements.

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